EXHIBIT 23I

                           DAVID JONES & ASSOC., P.C.
                           4747 Research Forest Drive,
                                Suite 180, # 303
                             The Woodlands, TX 77381
                              281-367-8409 (phone)
                            281-367-8401 (facsimile)
                           davidjones@pdq.net (email)

The Timothy Plan                                               February 16, 2001
1304 West Fairbanks Avenue
Winter Park, Florida  32789

Dear Sirs:

As counsel to The Timothy Plan, Inc. (the "Trust"), a business trust organized under the laws of the State of Delaware, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in the following series of the Trust (each a "Portfolio" and together the "Portfolios"):

The Timothy Plan Conservative Growth Portfolio Variable Series
The Timothy Plan Strategic Growth Portfolio Variable Series

The Shares of the Portfolios are separate series of the Trust consisting of one class of shares, all as more fully described in the Prospectus and Statement of Additional Information contained in the Post-Effective Amendment # 12 to Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Trust's Declaration of Trust, By-Laws, the Prospectus and Statement of Additional Information contained in the Post-Effective Amendment # 12 to Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust.

Further, I give my permission to include this opinion as an exhibit to the Trust's Post-Effective Amendment # 12 to Registration Statement on Form N-1A.

Very Truly Yours,


David D. Jones
Attorney & Counselor at Law